UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  December 18, 2008

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
            (Exact name of Registrant as Specified in its Charter)


           Georgia                       001-12053              58-1392259
(State or other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                              Identification No.)

         201 First Street, S.E.
           Moultrie, Georgia                                  31768
 (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (229) 985-1120

                                Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01       OTHER EVENTS


On December 18, 2008, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting yesterday declared a quarterly cash dividend of $.07 per common share, down from $.14 per share in the third quarter of 2008. The dividend is payable January 30, 2009 to shareholders of record on December 31, 2008. Also, the Company elected not to participate in the U.S. Treasury Department's Capital Purchase Program after a careful consideration of the Company's strategy, strong capital position, and the known and potential constraints of the program. The constraints of the program include potential restrictions on dividends and the issuance of warrants for common stock that would be dilutive to common shareholders.
The Company's total risk based capital ratio is at 16.07%, which is more than 60 percent in excess of the regulatory standard for a "well-capitalized" bank holding company. During 2008, the Company has paid dividends of $.56 per share.

A copy of that press release is attached as Exhibit 99.1 to this Current
Report.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits:

     The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation's press release dated December 18, 2008.


                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SOUTHWEST GEORGIA FINANCIAL CORPORATION

                                         /s/George R. Kirkland
                                         ----------------------------------
                                    By:  George R. Kirkland
                                         Senior Vice President and Treasurer

                                                   December 18, 2008
                                         -----------------------------------
                                                         Date



EXHIBIT INDEX

Exhibit No.                                 Description

   99.1                         Press Release dated December 18, 2008.